Exhibit 99.1

Emeren Group Ltd Announces Appointment of Financial Advisor and

Legal Counsel to the Special Committee

NORWALK, Conn., April 28, 2025 – Emeren Group Ltd ("Emeren" or the "Company") (www.emeren.com) (NYSE: SOL), a leading global solar project developer, owner, and operator, today announced that the special committee (the "Special Committee") of the Company's Board of Directors (the "Board") has retained Kroll, LLC as its independent financial advisor and Morrison & Foerster as its U.S. legal counsel. The Special Committee was formed to evaluate and consider the preliminary non-binding proposal received by the Board on March 17, 2025 (the "Proposal") as well as other potential strategic alternatives that the Company may pursue.

The Board cautions the Company's shareholders and others considering trading the Company's securities that no decisions have been made with respect to the Proposal or any alternative strategic option that the Company may pursue. There can be no assurance that any definitive offer will be received, that any definitive agreement will be executed relating to the transaction contemplated by the Proposal or that any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to any transaction, except as required under applicable law.

About Emeren Group Ltd

Emeren Group Ltd (NYSE: SOL), a renewable energy leader, showcases a comprehensive portfolio of solar projects and Independent Power Producer (IPP) assets, complemented by a significant global Battery Energy Storage System (BESS) capacity. Specializing in the entire solar project lifecycle — from development through construction to financing — we excel by leveraging local talent in each market, ensuring our sustainable energy solutions are at the forefront of efficiency and impact. Our commitment to enhancing solar power and energy storage underlines our dedication to innovation, excellence, and environmental responsibility. For more information, go to www.emeren.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "targets, "confident" and similar statements. Among other things, statements that are not historical facts, including statements about Emeren's beliefs and expectations, the business outlook and quotations from management in this announcement, as well as Emeren's strategic and operational plans, are or contain forward-looking statements. Emeren may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its periodic reports to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. All forward-looking statements are based upon management's expectations at the time of the statements and involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: execution of Emeren's strategies and business plans; growth and trends of the industries in which Emeren operates; market acceptance of Emeren's products and services; competition in the industries in which Emeren operates; Emeren's ability to control costs and expenses; Emeren's ability to retain key personnel and attract new talent; relevant government policies and regulations relating to Emeren's industry, corporate structure and business operations; seasonality in the business; fluctuations in currencies exchange rates; risks related to acquisitions or investments Emeren has made or will make in the future; accounting adjustments that may occur during the quarterly or annual close or auditing process; and fluctuations in general economic, political, geopolitical and business conditions. Further information regarding these and other risks are included in Emeren's filings with the U.S. Securities and Exchange Commission. All information provided in this press release and in the attachments is as of the date of the press release and based on assumptions that Emeren believes to be reasonable as of this date, and Emeren undertakes no obligation to update any forward-looking statement, except as required under applicable law.

For investor and media inquiries, please contact:

Emeren Group Ltd - Investor Relations
+1 (925) 425-7335
ir@emeren.com